AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION September 22, 2000

                                                REGISTRATION NO. 333-94307
============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

============================================================================

                             EURO CAP CORPORATION
      (Exact Name of Registrant as specified in its Governing Instruments)

                                Stony Hill Plaza
                           71 Stony Hill Road, 2nd Flr.
                            Bethel, Connecticut 06801
                                 (203) 798-1889
                    (Address of Principal Executive Offices)

           Baik Suk Kim                                 COPIES TO:
            PRESIDENT                            Corporate Services Group
        EURO CAP CORPORATION                         Bernabe Diaz, ESQ.
        Stony Hill Plaza                             Stony Hill Plaza
       71 Stony Hill Road, 2nd Flr.             71 Stony Hill Road, 2nd Flr.
        Bethel, Connecticut 06801                  Bethel, Connecticut 06801
  (Name and Address of Agent for Service)               (203) 798-1889

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE (1)


===============================================================================
                                              Proposed Maximum
Title of Each Class      Amount      Offering      Aggregate      Amount of
of Securities to be      to be       Price         Offering       Registration
to Registered            Registered  Per Unit      Price          Fee.
-------------------------------------------------------------------------------

Common Stock, with par
value of $0.000025(1)      2,000,000    $1.00      $2,000,000      $ 556.00
Floating Rate
Subordinated Notes
due 2009(2)               $2,000,000     100%      $2,000,000      $ 556.00
Guarantees(3)             $2,000,000     (3)          (3)             None

Totals                                             $4,000,000      $1,112.00
===============================================================================


(1) Represents 2,000,000 shares of common stock to be issued to the public by the Corporation. Presently there is no market for these shares.
(2)   Estimated solely for purposes of calculating the registration fee.

(3) Pursuant to Rule 457(n), no separate filing fee is required to be paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                                PROSPECTUS
                SUBJECT TO COMPLETION, DATED: JANUARY 5, 2000

                            Euro Cap Corporation
                          (a New York Corporation)

         2,000,000 Shares of Common Stock, with a Par Value of $0.000025

                    $2,000,000 Subordinated Notes with Interest at a floating rate of Libor + 1/2 percent per anum, maturing in 2009, and secured by a fixed and floating debenture over the assets of Bon Hyang, Inc., the subsidiary of the Offeror.

        This offering involves the sale of 2,000,000 Shares in the Common
Stock of Euro Cap Corporation, and the sale of $2,000,000 of a total of $500,000,000 of Subordinated Notes with a floating interest rate of LIBOR +
1/2 maturing on December 31, 2009.The notes are secured by a fixed and floating debenture over the assets of Bon Hyang, Inc., the sole subsidiary of Euro
Cap Corporation. Euro Cap Corporation (the"Company") is a holding corporation with one wholly owned subsidiary, Bon Hyang, Inc.(BHI), organized pursuant to the laws of New York in February, 1999, and involved, worldwide, in the purchase, and Management of office buildings and resort properties. There is at present no market for these securities. SEE RISK FACTORS ON PAGE_____.

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================
TOTAL NUMBER  PRICE PER   AGGRAGATE PRICE       EXPENSES &      PROCEEDS TO
OF SHARES     SHARE       TO PUBLIC             COMMISSIONS     COMPANY
==============================================================================
2,000,000    (1) Unknown  (1) Unknown           (2) Unknown     (3) Unknown
==============================================================================

(1) The price per Share to the public of the Shares will be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters.

(2) The Company has no brokerage agreements or other agreements for the sale of its shares, and will be selling treasury stock via private placement. The costs of selling the stock, by the most conservative estimate, should not exceed ten percent of the gross value of the stock. The Company estimates that it will pay approximately $50,000 in fixed expenses pertaining to the offering, including accounting fees, fees to Securities and Exchange Commission, National Association of Securities Dealers, Inc., printing expenses, transfer agent fees and expenses and miscellaneous costs.

(3) No determination can be made as to the proceeds to the Company as the selling price per share has not been determined.

     It is anticipated by management that the Notes will be sold at face value with a cost associated with the said sale not to exceed 10% of the face value. This means that the Company anticipates the sale of the Notes at $500,000,000 with $450,000,000 being the net proceeds to the Company. Of this amount, $2,000,000 are being sold to the public via this offering, and the remainder will be sold through private placement to institutions and not being offered to the public as part of this offering.

                        TABLE OF CONTENTS                      PAGE


THE OFFERING                                                   1,10
TABLE OF CONTENTS                                                2
ADDITIONAL INFORMATION                                           3
GLOSSARY OF TERMS                                                4
PROSPECTUS SUMMARY                                               5
RISK FACTORS                                                     6
Possible Loss of Entire Investment                               6
Potential Future Sales Pursuant To Rule 144                      6
Absence of a Trading Market                                      6
Adverse effects of Penny Stock Regulations                       6
Absence of Underwriter                                           7
Concentration of Share Ownership                                 7
Financial Risks                                                  7
BUSINESS RISKS                                                   7
No Dividends                                                     7
Material Reliance Upon Officers                                  7
No Operating History                                             7
INTEREST RATE, CURRENCY, AND ALLIED RISKS                        7
Interest Rate Changes                                            7
Foreign Exposure                                                 8
Issuer-Specific Changes                                          8
PRINCIPAL INVESTMENT RISKS                                       8
Interest Rate Changes                                            8
Foreign Exposure                                                 9
INVESTMENT IN KOREA                                              9
Investment and Repatriation Restrictions                         9
Transfer of funds from Korea to Foreign Countries                9
Currency Fluctuations                                            9
LACK OF PUBLIC MARKET                                            9
FORWARD-LOOKING STATEMENTS                                       9
THE NOTES-Detailed Description                                  10
THE SHARE OFFERING (Determination of Offering Price)            12
RATIO OF EARNINGS TO FIXED CHARGES                              13
SECURITIES OUTSTANDING                                          14
CURRENT STOCKHOLDERS                                            14
DEFINITION OF TERMS                                             14
PLAN OF DISTRIBUTION                                            14
USE OF PROCEEDS                                                 14
SELLING SHAREHOLDERS                                            15
MARKET FOR COMMON EQUITY                                        15
DIVIDENDS                                                       15
SELECTED FINANCIAL INFORMATION                                  15
THE COMPANY                                                     17
POLICY WITH RESPECT TO CERTAIN ACTIVITIES                       18
INVESTMENT POLICIES OF THE COMPANY                              19
Investment or Interest in Real Estate                           19
Investment in Real Estate Mortgages                             19
Securities of or interests in persons primarily engaged
in real estate activities                                       19
Investment in other securities                                  19
DESCRIPTION OF REAL ESTATE                                      20

TAX TREATMENT OF SECURITY HOLDERS                               24

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION,

CHANGES IN FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                       25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,

CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Discussion of Financial Information                             25

Material Events                                                 26
Liquidity                                                       27
Current Plans                                                   27
Selection ,Management and Custody of
Company's investmentsAccounting Policies and Procedures         27
CONFLICTS OF INTEREST                                           27
MANAGEMENT                                                      28
Directors and Executive Officers                                28
Involvement in Certain Legal Proceedings                        29
COMPENSATION                                                    29
CERTAIN TRANSACTIONS                                            30

PRINCIPAL STOCKHOLDERS                                          31
SECURITY OWNERSHIP OF MANAGEMENT                                32
COMMON STOCK                                                    32
OTHER SECURITIES                                                32
TRANSFER AGENT                                                  32
SHARES ELIGIBLE FOR FUTURE SALE                                 33
ADDITIONAL INFORMATION                                          33
INDEMNIFICATION ARRANGEMENTS                                    34
LITIGATION                                                      34
LEGAL OPINIONS                                                  34
EXPERTS                                                         34
FINANCIAL STATEMENTS                                            35




                            EURO CAP CORPORATION
                      71 Stony Hill Road, 2nd Floor
                            Bethel, CT 06801
                             (203) 798-1889

                          SUBJECT TO COMPLETION
             The date of this Prospectus is December 2, 1999.

                           ADDITIONAL INFORMATION

	The Company has filed a Registration Statement on Form S-11 (adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered hereby, with the United States Securities and Exchange Commission (S. E. C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules attached thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract filed as an exhibit to the Registration Statement, each such statement may be inspected without charge at the Public Reference Section of the Commission in its Washington, D.C. office and copies of all or any part thereof may be obtained from the Commission at prescribed rates, and may be perused at the S. E. C.'s Web Site, whose address is http://www.sec.gov. Copies of the Registration Statement and the Exhibits appended thereto will be provided without charge upon written or oral request addressed to Mr. Baik Suk Kim; Euro Cap Corp., 71 Stony Hill Road, 2nd Floor, Bethel CT 06801, or by calling (203) 798-1889.

	The Company currently does not furnish its stockholders with annual reports containing financial statements certified by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Prior to the sale of the Registered Securities, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934 since its securities were not registered with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

	No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation not contained herein, if given or made, must not be relied upon as having been authorized by Euro Cap Corporation (the "Company"). Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or a solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

	Until December 31, 2001, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

GLOSSARY OF TERMS

       AS USED HEREIN, THE FOLLOWING HAVE THE MEANINGS SET FORTH BELOW:

Bon Hyang or BHI       Bon Hyang, Inc, the sole subsidiary of Euro Cap
                       Corporation.

Bond or Note(s)        The generic term for the $500,000,000 in Subordinated
Notes being offered by the Company, $2,000,000 of which is being offered to the public in this Prospectus.

Capital Stock.         The generic term for the Company's Common Stock.

Common Stock.          The shares of the Company's common stock, with a par
value of $0.000025, of which 40,000,000 shares are authorized and 10,000,500 are issued and outstanding prior to this offering(see "DESCRIPTION OF SECURITIES").

Commission or SEC.     Securities and Exchange Commission of the United States.

Korea                  The Republic of Korea, also known as South Korea.

LIBOR                  The annual LIBOR rate is defined as the arithmetic mean
rate of the 12 preceding monthly LIBOR rates, calculated from the date on which the annual interest payment is due, as published on the LIBO page on the Reuters Monitor Money Rates Services.

NASD.                  National Association of Securities Dealers, Inc. The
self-regulatory body registered under the Securities Exchange Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.

Registered Securities. The generic and collective term for the 2,000,000 shares offered herein, and the $2,000,000 in Subordinated Notes offered in this Prospectus.

The Company or          Euro Cap Corporation, a New York Corporation and the
The Corporation.        issuer of the securities offered hereby.

                             PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere herein.

                       THE COMPANY AND THE OFFERING

     The Company was incorporated in the State of New York on February 5, 1999. It was organized as a purchaser of Bon Hyang, Inc. (BHI), and purchased 100% of the outstanding common shares of BHI on July 1, 1999, in exchange for 10,000,000 million shares in the common stock of the Company. Currently the Company is a holding company with one subsidiary, BHI. BHI was Organized pursuant to the laws of the Republic of Korea. Neither company has ever been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, other than with respect to BHI's acquisition by the Company.
For purposes of this prospectus, the Company's subsidiary is sometimes referred to as "BHI".

     BHI, a Korean corporation was formed on July 29, 1998, to purchase and operate, worldwide, downtown office complexes and resort properties. The company currently has 2 resort properties and a downtown office complex, all in Korea, under contract to purchase for the total sum of $500,000,000.

     The Company plans to use the proceeds from the sale of the Notes to purchase the building and resorts mentioned above. (See 'Use of Proceeds", "The Company", and "Description of Real Estate", below).

     The offering consists of (1) 2,000,000 common shares in the Company. There are currently 10,000,500 common shares issued to 6 shareholders, said shares subject to Rule 144 of the SEC.; and, (2) the issuance of Notes maturing in 2009 bearing interest at LIBOR (See Glossary for definition of LIBOR)+1\2% per anum.The Notes bear interest from the issuing date of the Notes. Interest shall continue to accrue after as before maturity and both before and after default. Interest shall be payable in arrears on December 31 in each year with a final interest payment, together with the outstanding principal, to be made on Decem-ber 31, 2009. Whenever it is necessary to complete the amount of interest in respect of any Note for a period of less than a full year, such interest will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, in the case of an incomplete month, the number of days elapsed. The Notes are secured by a fixed and floating debenture issued by BHI to secure the said Notes. The proceeds from the sale of the Notes will be held in escrow by Continental Stock Transfer and Trust Company, 2 Broadway, New York NY, until sufficient funds are collected to close on the abovementioned properties (See "Description of Property","Use of Proceeds"). In the event that the property closings cannot be concluded on or before June 30, 2000, all funds will be returned to the Noteholders. In the event that, as management believes, the property closings occur as anticipated, the Noteholders will be paid as mentioned above. For more complete information regarding the Notes, including definitions of certain capitalized terms used above, see "Description of Notes."

                               RISK FACTORS

	THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR INVESTMENT IN THE COMPANY WITHOUT A MATERIALLY ADVERSE IMPACT ON THEIR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

                          RISKS OF THE OFFERING

Possible Loss of Entire Investment

	Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its programs there can be no assurances that investors will derive a profit from their investment.

	The Company has only one operating subsidiary, and as of yet has no significant operating history. It is possible that there will never be any Purchases or Operations, in which case the total investment of investors may be lost.


Potential Future Sales Pursuant To Rule 144

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

	The one year holding period for all the Company's currently outstanding restricted shares required by Rule 144 will expire during January of 2001 and thereafter, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting.

Absence of a Trading Market

	At present, there is no market for the securities of the Company, and there can be no assurance that an established trading market or any public market will develop in the future, or that if developed, it could be sustained, or the securities of the Company resold at any price. Any market the Company may develop will, in all likelihood, be a substantially limited one.

Adverse effects of Penny Stock Regulations

	Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for investors with low fixed incomes and limited net worth, or for accounts held in a fiduciary or custodial capacity. As well, they are not suitable for investors who are risk aversive or have income as their sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, if applicable to the Company, may adversely effect any market for the Registrant's shares.

Absence of Underwriter

	The Shares and Notes will be sold directly by the Company, consequently, no underwriter is expected to be involved therewith. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for the Company's securities.

Concentration of Share Ownership

	Where approximately 86% of the shares in the Company are currently held by 6 persons, who are also the Officers and Directors of the Company and of its sole Subsidiary, BHI, the effective control of the Registrant rests with these parties.

Financial Risks

	No assurance can be given that the Company's future performance will meet the Company's expectations or that the Company will be able to operate profitably. The Company has a history of operating losses, and lacking future profitable operations, will need additional capital, which the Company has no assurance whatsoever of being able to obtain. The inability to obtain such financing would have a material adverse effect on the Company's results of operations. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS.")


                             BUSINESS RISKS

No Dividends

	The Company has never paid dividends on its Common Stock.  The
Company does not anticipate paying dividends for the foreseeable future and intends to devote earnings, if any, to the development of the Company's business. The payment of dividends in the future rests within the discretion of the Company's Board of Directors and will depend on the existence of substantial earnings, the Company's financial requirements and other factors. The Company has paid no substantial dividends in the past; and earnings for the foreseeable future are expected to be retained to finance corporate business expansion.

Material Reliance Upon Officers

	The Company is wholly dependent upon the personal efforts and abilities of its officers and directors. The loss of or unavailability to the Company of the services of any of its officers or directors would have a materially adverse effect on the Company's business prospects and potential earning capacity. The Company does not carry any insurance to compensate for any such loss, nor does it intend to obtain "key man" life insurance covering its officers or directors.

Lack of Operating History

      Neither the Company nor BHI have any operating history, and there is no assurance that either company will be successful. If the companies fail to raise the capital needed to support their activities, either or both companies may fail, the result of which would be the loss of all or substantially all of investment.


                   INTEREST RATE, CURRENCY, AND ALLIED RISKS

Interest Rate Changes

Interest rate increases can cause the price of a debt security to decrease. This is offset, somewhat, by the floating nature of the Notes, but the overall rate may be lower at any given time than that of like securities offered to the public.

Foreign Exposure

Entities located in foreign countries can be affected by adverse political, regulatory, market or economic developments in those countries. Where the property to be owned by the Company's subsidiary is in Korea, Any political or economic instability will adversely effect the Company, and therefor directly impact on the value of the securities being offered.


Issuer-Specific Changes

The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently than the value of the market as a whole. An investment in the Notes is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. When you sell your Notes, they could be worth more or less than what you paid for them.

 PRINCIPAL INVESTMENT RISKS

     The Notes are subject to the following principal investment risks:

Interest Rate Changes

     Interest rate increases can cause the price of a debt security to decrease.

Interest Rate Changes

     Debt securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities and mortgage securities can be more sensitive to interest rate changes. In other words, the longer the maturity of a security, the greater the impact a change in interest rates could have on the security's price. In addition, short-term and long-term interest rates do not necessarily move in the same amount or the same direction. Short-term securities tend to react to changes in short-term interest rates, and long-term securities tend to react to changes in long-term interest rates.

Foreign Exposure

Foreign securities and securities issued by U.S. entities with substantial foreign operations can involve additional risks relating to political, economic or regulatory conditions in foreign countries. All of these factors can make foreign investments more volatile than U.S. investments.

                             INVESTMENT IN KOREA

Investing in securities of Korean companies involves certain risks not typically associated with investing in securities of United States companies or the United States government, in addition to those discussed in the sections above.

Investment and Repatriation Restrictions

     Until recently, Korean security regulations limited the percentage of any class of equity shares of an issuer that may be held by a particular foreign investor to 3% and to 12% by all foreign investors as a group. Currently, the limit on direct foreign investment has been removed by the Korean Government. Upon due notification to the Government both direct investment and long term Loans may be made to Korean companies, and profits expatriated up to the level of the original investment plus a suitable return on investment. The specific definition of suitable return creates a risk in that the government may at any time define the return at a level which will negatively impact on the share value of the Company's shares. Further, Foreign companies require government approval prior to investing in Korea. Bon Hyang, Inc. has approval for up to $500,000,000 in foreign investment. It does not currently have specific approval for issuing long term debt. Management believes that the approval will be forthcoming before the effective date of this Prospectus.

Transfer of funds from Korea to Foreign Countries

     Funds invested in Korea are subject to certain regulatory approvals pursuant to foreign exchange control laws and regulations.

     Generally, as long as the original investment was approved or allowed under the applicable laws and regulations of Korea, the conversion and remittance of cash or cash equivalents into U.S. dollars in relation to such investment will be freely allowed upon receipt of the appropriate payment approvals from the Bank of Korea or a designated Class A foreign exchange bank.

Currency Fluctuations

     The Note proceeds will be invested primarily in property in Korea (See "Use of Proceeds"), the market value of which is determined in Won, and substantially all of its income will be received or realized in the Korean Won. The Company will be required, however, to compute its net asset value and income, and to distribute its income, in U.S. dollars. As a result, the net asset value and its distribution amounts will be subject to foreign exchange rate fluctuations.

     The Korean Won was devalued against the US dollar in 1999 to 1200 Won to the dollar as compared to 1100 won in late 1998, and between 800 and 900 won over two previous years.

     The Company expects to incur certain transaction costs in connection with its conversions between currencies and, in light of the history of fluctuating currency values of the Korean Won relative to the dollar, it is impossible to predict what effect currency conversion costs may have on the operations of the Company.

                          LACK OF PUBLIC MARKET

     There will not be a public market for the shares and Notes and their liquidity is therefore limited.

	FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                         FORWARD LOOKING STATEMENTS

     DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS: THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995(SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT). THE COMPANY WISHES TO ENSURE THAT ALL SUCH FORWARD-LOOKING STATEMENTS ARE ACCOMPANIED BY MEANINGFUL CAUTIONARY STATEMENTS PURSUANT TO THE SAFE HARBOR ESTABLISHED IN SUCH ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "THE BUSINESS," MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INCLUDE THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF
ITS SENIOR MANAGEMENT TEAM. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON VARIOUS EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS AND THEY ARE SUBJECT TO NUMEROUS KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. DUE TO THOSE UNCERTAINTIES AND RISKS, PROSPECTIVE PARTICIPANTS IN THE OFFER ARE URGED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING
STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THIS "SAFE-HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS" TO REFLECT FUTURE DEVELOPMENTS.

                                THE NOTES

     The Company is tendering for sale $500,000,000 in Subordinated Debt, secured by a fixed and floating debenture over the assets of its subsidiary, BHI. $2,000,000 of the said debt is being sold to the public, the remainder is being placed institutionally, with rights of registration being granted to the institutional holders. The proceeds of the offer are being used in conjunstion with the purchase in Korea of a downtown office building, and two resort properties (See: "Use of Proceeds", and "Description of Property"). Currently, the assets of BHI consist primarily of $4.5 million in cash, and $211,000 in deposits and automobile. However, the closing on the property will, in management's opinion, increase the asset position of BHI to at least equal to the total principal of the debt owed pursuant to the issue of the Notes. All funds collected will be held in escrow by Continental Stock Transfer and Trust Company in New York, pending the closing, on or before June 30, 2000, of the purchases abovementioned.

The terms of the offer are as follows:

THE OFFER...............     Up to $500,000,000 aggregate principal amount of
                             Notes are being offered bearing interest both before as well as after maturity at the rate of LIBOR plus 1\2 of one per centum per anum, with interest payable on December 31 of each year to maturity, maturity being defined as December 31, 2009.

                             The Notes are being offered in denominations of

                             $10,000, and are not redeemable before maturity. The Notes are secured by a debenture (see below) issued by Bon Hyang, Inc. The proceeds will be held in escrow (see "Escrow", below) pending the closing on properties to be purchased with the proceeds in Korea (see "Use of Proceeds").

EXPIRATION DATE............  5:00 P.M., New York City time, on
                             June 30, 2000, unless the Offer is extended by the Company (in which case the Expiration Date will be the latest date and time to which the Offer is extended).

CONDITIONS TO THE
OFFER....................    The Offer is subject to raising sufficient capital
                             to close on one or more of the properties in Korea
                             (see "Use of Proceeds) and is not conditioned upon any minimum principal amount of Notes being sold, except as stated above.

MATURITY DATE..............  December 31, 2009.

INTEREST RATE; PAYMENT
DATES......................  The New Notes will bear interest at the rate of
                             LIBOR plus 1/2% per annum from the date of issuance, payable annually on December 31 of each year, commencing December 31, 2000.


GUARANTEES.................  The New Notes will be guaranteed by BHI through the issue of a fixed and floating debenture over its assets. The terms of the debenture do not allow, the sale of any assets worth over $250,000 without replacement by like assets or cash or cash equivelent, such that the minimum value of the assets of BHI shall always exceed the amount due and owing on the Notes plus one year's interest thereon.

RANKING....................  The Notes will be subordinated in right of payment to future Senior Debt issued by the Company. The guarantees of BHI, the Subsidiary Guarantor (the "Guarantees") will be subordinated to the prior payment in full of all Senior Debt of the Company and BHI.
                             As of June 30, 1999 the company and BHI
                             have had outstanding an aggregate
                             principal amount of approximately $1 million of Senior Debt which would rank senior in right of payment to the Notes and guarantees, respectively

OPTIONAL REDEMPTION........  Except as described below, the Notes will not be redeemable by the Company prior to December 31, 2009. On or after that date, the Notes are subject to retirement.

CHANGE OF CONTROL..........  Upon an occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

CERTAIN COVENANTS..........  The Indenture contains certain covenants that impose limitations on, among other things:

                              (i)    the incurrence of additional indebtedness;


                             (ii) the issuance of Disqualified Capital Stock by the Company and its subsidiaries;

                            (iii) the making of certain Restricted Payments. the Indenture permits Investments in (i) non-guarantor subsidiaries that are Wholly Owned Foreign Subsidiaries engaged in a Related Business and (ii) other non-guarantor subsidiaries; provided that, after giving effect to the Investment in such other non-guarantor subsidiary, (1) no event of default shall have occurred under the Indenture, (2) the aggregate of all Restricted Investments made under the Indenture to the date of the proposed Investment, with certain exceptions, does not exceed the sum of (x) $50.0 million, and (y) BHI have such assets available to meet its debenture obligations.

                             (iv) the imposition of restrictions on the payments of dividends and other payment restrictions affecting subsidiaries, except as to minimum asset levels to be maintained by BHI.

                              (v)    the incurrence of liens;

                             (vi)    transactions with affiliates.

EVENTS OF DEFAULT AND
REMEDIES...................  The Indenture provides that upon the occurrence of an event of default thereunder (including, without limitation, upon the failure to retire the Notes when required upon the occurrence of a Change of Control or an Asset Sale), either the trustee under the Indenture or holders of at least 25% in aggregate principal amount of the out-standing Notes may, subject to certain limitations related to Senior Debt, declare all principal and interest on the Notes immediately due and payable.

                             Likewise, certain defaults under the Indenture (primarily those defaults related to the failure to pay indebtedness under the Indenture or defaults resulting in the acceleration of the maturity of indebtedness under the Indenture) will result in an Event of Default.


USE OF PROCEEDS............  See "Use of Proceeds."



NO PERSONAL LIABILITY OF
DIRECTORS, OFFICERS,
EMPLOYEES AND
STOCKHOLDERS...............  The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, BHI or any successor entity shall have any personal liability in respect of the obligations of the Conpany and BHI under the Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director.
                             The Company has been advised that it is the opinion of the Commission that the indemnification described in the preceding sentence may be unenforceable in that it is against public policy.


ESCROW AGENT.............   The ESCROW AGENT with respect to the
                            Offer is Continental Stock Transfer and Trust
                            Company, 2 Broadway, New York NY.

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS...........   See"Certain Federal Income Tax
                            Consequences" prior to purchasing Notes in the Offer.

              THE SHARE OFFERING AND DETERMINATION OF OFFERING PRICE

        Euro Cap Corporation has authorized Capital of 40,000,000 shares with a par value of $0.0000025, of which 10,000,500 shares are currently outstanding and held by 6 shareholders. The offering is for 2,000,000 shares to be sold to the public at a price to be determined by the bid price for the shares. As the company is relatively new with no operating history, no determination of the offering price can be made until a bid price has been established. There is at present no market for the shares, nor can it be assumed that there will ever be a market for the shares. The Company does, however, plan to register the shares as a NASDAQ Small Cap issue within 90 days of the effective date of this Prospectus.

	The Company plans to use no broker dealers in the initial sale of the shares, but shall act as its own selling agent.

	As a result of the foregoing, until a quantity of shares have been sold, The Company cannot determine the offering price of the shares.

	The proceeds from the sale of the shares shall be used as additional capital for the purchase of as of yet not determined property and as working capital. (See, "Use of Proceeds")

                       RATIO OF EARNINGS TO FIXED CHARGES

	The following table sets forth the fixed charges of the Company and its sole subsidiary, BHI. The fixed charges are broken down by property. The figures presented for Seoul Finance Center are solely pro-forma as the building has never been occupied. The pro-forma data for interest payments with respect to the NOTES is calculated based on an increase in LIBOR of 2% from the rate on December 31, 1999 of ____%. The increase is arbitrary and set merely to utilize a conservative approach in the calculations.



                                     TABLE

 SECURITIES OUTSTANDING

	As of the date of this Prospectus, 10,000,500 shares of Common stock were issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS")

CURRENT STOCKHOLDERS

        Approximately 6 individuals own shares of the Company's Common Stock (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

DEFINITION OF TERMS

	Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

PLAN OF DISTRIBUTION

	The Company plans to sell the stock and Notes being issued privately, to accredited investors (As the term is defined in the Securities Act of 1933, and the Exchange Act of 1934). The Company has no underwriting Agreement with any Broker, nor does it plan to enter into any.

The Company undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder or Company, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as the Company is aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any selling stockholder.

	Although there is no current market for the shares, and they are not currently traded in the public market, it is anticipated that the shares will be registered and sold on the NASDAQ Small Cap System within 3 months of the effective date of the Registration Statement of which this Prospectus forms a part.

USE OF PROCEEDS

The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock by the Company as follows: (i) the first $400,000 will be utilized for working capital and other general corporate purposes (ii) the remainder will be used for acquisition of property in the United States in the New York City metropolitan area.

   From time to time, in the ordinary course of business, the Company evaluates possible acquisitions of, or investments in, businesses, products and technologies that are complementary to those of the Company. A portion of the net proceeds are therefore to fund acquisitions or investments.

	With respect to the proceeds from the sale of the notes, the following Table shows the planned utilization of Funds:

Year                  2000
Fund Usage                            Total
Cheju JoongMoon Complex
(include Golf Course)               20,000,000
Song Hyun-Dong Project              25,000,000
Seoul Finance Center               350,000,000
Kyungju Chosun Hotel               100,000,000
Purchase, Legal,
and filing expenses                  5,000,000

	In the event that less than the total amount is raised, the Company reserves the right to choose among the abovementioned projects for most appropriate use of the funds. In the event that a minimum of $25,000,000 is not raised, the escrow agent will return the funds to the investors.

Subject to Completion as Specific information is received about each project, including cash flows, detailed descriptions, and specific Agreements of Purchase and Sale. The only actual executed purchase and sale agreement presently available is that of Seoul Financial Center.

SELLING SHAREHOLDERS


	The Company is registering 2,000,000 shares of Treasury Stock for sale to the general public. There are no other Selling Stockholders.


MARKET FOR COMMON EQUITY

	At present, there is no market, public or private, for the trading of the Company's common stock. The Company anticipates registering its shares on the NASDAQ Small Cap System within 180 days of the effective date of the Registration Statement on Form S-11, of which this Prospectus forms a part.

DIVIDENDS

        There have been no cash dividends declared or paid since the inception the Company and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by the Company's subsidiaries, prior to their acquisition by the Company; however, it is anticipated that for the foreseeable future, the Company's profits (if any) will be reinvested in the Company rather than distributed as dividends.

SELECTED FINANCIAL INFORMATION

	Set forth below is selected consolidated financial information of the Company. The provided information is derived from the more detailed audited consolidated financial statements as of September 30, 1999, and should be read in conjunction with the audited consolidated financial statements included elsewhere in this Prospectus and are qualified in their entirety by reference thereto (see "FINANCIAL STATEMENTS").

                      Cumulative      6 Months        Annual
                      Since           Ended           Ended
                      Inception       June            December
                                      30, 1999        31, 1998
                      ($)             ($)             ($)
Operating Results:

Revenues               0                0              0

General and
Administration        194,860        173,138          21,721

INCOME FROM
OPERATIONS
BEFORE INCOME
TAXES                (194,850)      (173,139)        (21,821)

Interest Income       254,881        251,818           3,063

Other Expenses        (16,503)       (11,126)         (5,407)

NET INCOME             42,518         66,653         (24,135)

Earnings (Loss) per
share-Common Stock                    0.0067         (0.0033)

ASSETS:
Current Assets:

Cash                               4,561,379       1,111,875

Total Current Assets               5,023,107       4,890,583

Total Fixed Assets                   211,174         111,292

TOTAL ASSETS                       5,234,281       5,001,875

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current Liabilities                   21,757          26,010
Long-term Liabilities                198,533          42,953

TOTAL LIABILITIES                    863,930         833,343


Common Stock, $0.000025 par value-
authorized 40,000,000 shares;
issued and outstanding 10,000,500        250             250
Additional Paid-In-Capital         4,319,905       4,186,417

Gain Accumulated during
the development stage                 28,439         (24,135)

TOTAL STOCKHOLDERS'
EQUITY                             4,348,594        4,142,532

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               5,234,281        5,001,875

CAPITALIZATION

 	The following table sets forth the capitalization of the Company as of June 30, 1999.

                                                  June
Title of Class                                  30, 1999

Stockholders' Equity                          $4,348,594

Debt
Total Liabilities                               $885,687

                             THE COMPANY

     The Company was incorporated in the State of New York on February 5, 1999. It was organized as a purchaser of Bon Hyang, Inc. (BHI), and purchased 100% of the outstanding common shares of BHI on July 1, 1999, in exchange for 10,000,000 million shares in the common stock of the Company. Currently the Company is a holding company with one subsidiary, BHI. BHI was Organized pursuant to the laws of the Republic of Korea. Neither company has ever been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, other than with respect to BHI's acquisition by the Company.
For purposes of this prospectus, the Company's subsidiary is sometimes referred to as "BHI".

     BHI, a Korean corporation was formed on July 29, 1998, to purchase and operate, worldwide downtown office complexes and resort properties. The company currently has 2 resort properties and a downtown office complex, all in Korea, under contract to purchase for the total sum of $500,000,000, including the costs of the purchase (See "Description of Property").

     The Company plans to incorporate a second wholly owned subsidiary that will operate the properties owned by BHI. The Company also plans to incorporate subsidiaries in Europe, China, and the United States to purchase other properties. The strategy of the Company is to utilize local subsidiaries to purchase properties which will be operated by the Company, or other local wholly owned subsidiaries. The key to the Company's strategy is that it intends to allow its holdings to gain value through capital appreciation, and to derive its income from the judicious management of the property, and from property rental income.

     Initially, the company will be highly leveraged (See "Management's Discussion and Analysis of Financial Conditions and Results of Operations"). However, the Company plans its long term growth on equity investment and the reinvestment of profits. It is the Company's goal to have a debt to asset ratio of no more than 60% by the end of its tenth year of operation. Management feels that this is a reasonable goal, given that the Seoul Financial Center will likely carry the Notes and build up a reserve to retire them at maturity, leaving the remainder of the properties to generate working capital and profits for investment.

     Management feels that the abovementioned strategy will provide a solid basis for growth, and at the same time minimize the effect of any global or local recession. Management has assembled what it believes to be a successful, responsible, and cost conscious management team (See "Biographies of Key Executives")

     Currently, the Company to utilize its full efforts in procuring the Seoul Financial Center in Seoul, Korea, along with the other properties it has Options to purchase in Korea, and to develop them into profit centers.
(See Description of Properties)

                    POLICY WITH RESPECT TO CERTAIN ACTIVITIES

     Except as specifically identified below, the statements in sections
(a)-(i) are forward looking policy statements as the Company was formed on February, 1999, and its only sole business activities to date have been the purchase of BHI. The policies of the Company outlined below are also the policies of its sole subsidiary, BHI. These policies may be changed by by a unanimous vote of the Board of Directors without any voting rights by the security holders.

     The policy of the Registrant with respect to the specific activities outlined below are as follows:

     (a) To issue Senior Security. The Company requires the unanimous consent of its Board of directors to issue Senior Securities. Other than the issue of the debenture by BHI to secure the Notes, the Company has decided that it will not issue Senior Securities in the future, except to property owners for the purchase of their real property (see (g) below).

     (b) To Borrow Money. The Company, except for lines of credit utilized in the day to day running of its business for an aggregate sum of less than $5,000,000, does not plan to borrow money in the future. The exception is the Notes which were deemed necessary to purchase the Korean properties (See Description of Property). The Company requires the unanimous consent of its Board of Directors to borrow any sum of money greater than $100,000.

     (c) To make loans to other persons. It is the strict policy of the Company that it will make no loans to third parties except for intercompany loans, with and without interest, to its subsidiary or, in the future, subsidiaries.

     (d) To invest in the securities of other issuers for the purpose of exercising control. The Company requires the unanimous consent of its Board of Directors to invest in any other company. The does not intend to purchase any debt instruments, but may, if it is deemed by the Board of Directors to be in the best interest of the Company, invest in other companies for the purpose of gaining control of the said company.

     (e) To underwrite securities of other issuers. Except for its subsidiaries it is the firm policy of the company not to underwrite the securities of other issuers.

     (f) To engage in the purchase (or turnover) of investments. The policy of the Company is to look to long term growth through the development and operation of its real estate interests. Except as is consistent with the foregoing, the Company's policy is not to engage in the purchase of general investments, and not to turn over its assets. Any investment over $100,000 requires the unimous consent of the Board of Directors.

     (g) To offer securities in exchange for properties. It is the policy of the Company to, where possible, offer securities in the form of common shares in exchange for properties it wishes to purchase. Unanimous consent of the Board of Directors is required to effect any such transaction. The Company may also, with the unanimous consent of its Board of Directors, offer debt instruments in exchange for properties it wishes to acquire.

     (h) To repurchase or otherwise reacquire its shares or securities. It is the Company's general policy not to reacquire its shares or securities. It would require the unanimous consent of the Board of Directors and a Special meeting of Security Holders to change this policy.

     (i) Subsequent to the effective date of the Report on Form S-11 of which this Prospectus forms a part, the Company will be a fully reporting Public Company and will file all Reports required to be filed by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, including the filing of quarterly Reports on Form 10-Q, with accompanying unaudited financial statements, and of annual Reports on Form 10-K, with accompanying audited statements, certified by independent public accountants, with the SEC.

                       INVESTMENT POLICIES OF THE COMPANY

     (a) Investment or Interest in Real Estate. The Company plans investment activity in real estate solely for income and not for capital gain. Until the Notes are retired, the Company must replace any real estate sold by BHI with Assets of at least equal value. Neither shareholder nor securityholder approval is required for either the purchase or sale of property. However, unanimous shareholder approval is required for either the purchase or sale of property.

        The Company plans to concentrate its efforts in both Korea and the New York metropolitan area for the initial acquisition of property. The Company plans to purchase only resort property, including golfing facilities where Possible, and large office buildings in urban areas. The key factor in deciding on a building or resort is its operating profitibility, not its Capital Gains potential. As well, the Company views each property as an independent profit center, and operates it as such.

        The Company plans to manage its own properties. It plans, where possible to keep as many of the local property staff as is possible to run each facility under the supervision of the head office and regional senior management personnel.

        The Company has no specific policy regarding the amount of assets to be invested in any particular property.

        Financing of properties will, generally, be through standard mortgage financing coupled with property specific securities issued to the property owner. Where possible, it is the policy of the Company to reduce the overall leverage on its total portfolio to a ratio of 60% financing to equity. Initially, the Notes are being used to purchase the first properties in Korea. Subsequently, the company will endeaver to reduce its leveraged position over a 10 year period to the ratio previously mentioned.

     (b) Investment in Real Estate Mortgages. The Company does not plan any activity in this area. Having said this, the Company will purchase property that is subject to mortgages, provided that the properties can be profitably operated after debt service.

     (c) Securities of or interests in persons primarily engaged in real estate activities. The Company's basic policy is to invest in its or its subsidiaries' properties only, and not purchase securities of other companies involved in real estate and real estate associated businesses.

     (d) Investment in other securities. The Company does not plan to invest in other securities, except in the event that it may wish control of a company owning a particular property the Company wishes to purchase. In this case the investment in the company would be anciliary to the purchase of the said property.

                          DESCRIPTION OF REAL ESTATE

     Currently the Company and its sole subsidiary own no property, but have the option of purchasing two resort properties and a development site in downtown Seoul Korea, and a purchase and sale agreement executed for the purchase of the Seoul Financial Center, a 30 story office complex in downtown Seoul.

     Below are the detailed descriptions and operating data for each property:

(A)  SEOUL FINANCIAL CENTER.

1)	BUILDING LOCATION

#63, Mukyo-Dong, Choong-Ku, Seoul, Korea

2)	OVERVIEW OF LOCATION


  	Optimal location for office building, as neighbored by a main crossroad of Kanghwamoon in Seoul, it is at the center of Korean politics, administration, economics, culture, finance, and shopping.

  	Main street in front of the building, maintains largest traffic capacity in Seoul and is 2.2km long with 20 street lanes, making access to the building readily available. The building is adjascent bus and subway stops, and is in the heart of the Seoul business core and government centers.

 	Located next to the subway stations of Line 1, Line 2, and Line 5.

 	It takes 30 minutes to Kimpo Int'l Airport, and 70% of Seoul bus routes passes through Kwanghwamoon Street.

(3)	The Building

	The building has 30 floors above ground, and eight floors of below grade parking. The structure is of steel reinforced concrete, and covers 8,600 square meters.

	The building has 119,765 sq. meters in rentable floor space, with 71,972 sqm above ground, and 47,793 sqm of parking below ground. There is an additional 14,858 sqm in common space and for building operations. The building has 21 elevators.

	The building is currently under foreclosure due to cost overruns, and the current owners have entered into a purchase and sales agreement with BHI for the purchase of the building for the sum of $350,000,000 as a turnkey operation.

        Buildings in the area are over 95% occupied (source- Seoul Real Estate Data Agency)

(4)   Pro-Forma Financial Information


Rental income by year
                                  ( unit :1,000 won )
Classification     1st year     2nd year     3rd year
Key money       78,969,500   90,303,944   95,320,830
Interest earned  7,896,950    9,030,394    9,532,083
by Key Money
Rental          26,218,950   29,982,138   31,647,812
Increase rate                    8%            8%
__________
NOTES:

Calculation basis of Rents:

projected lease area by year x  rental x 12 months x increase rate

Interest income : 10% of Key money

1)      1st yea'sr projected lease area : (85% of total area
        available for lease)
2)	2nd year's projected lease area : (90% of total area
        available for lease)
3)	3rd year's projected lease area : (95% of total area
        available for lease)

Maintenance Costs
        (unit: 1,000 won)
Classification      1st year        2nd year        3rd year
Maintenance costs 11,825,280      13,522,360      14,273,832
Increase rate                          8%              8%



Parking Charge

      (unit :1,000 won)

Classification      1st year        2nd year        3rd year
Parking charge     2,056,320       2,351,462       2,482,099
Increase rate                          8%              8%
*	Calculation basis of Parking charge
        No. of fixed parking cars x occupancy rate by year x parking charge x l2 months x increase rate
*	Parking lot for 600 cars is used by tenants free of charge. (1,200 cars parking lot)
*       Fixed parking charge : 210,000 won / a car
*	Fixed parking charge : 600 vehicles x 85%(Occupancy rate) x 210,000 x
        12 months -1,285,200,000 won
*	Parking charge per hour :771,120,000 won( 60% of fixed parking charge)
*	Annual parking charge : 2,056,320,000 won(Fixed parking + parking by the hour)

Projected General Administrative Expenses (1st Year)
                                                (unit  1,000 won)
Description            Amount

Personnel

Expenses              302,770

Administrative

Services            2,400,000

Water, light and
heating             3,622,913
Taxes and Dues        991,082
Supplies              217,374

Commissions           181,145

Insurance              54,343

Travel                 18,114

Total               7,787,741


Taxes and Dues by Year                      (unit: 1,000 won)
Description             1st Year       2nd Year        3rd Year
Property Tax (Building) 397,996        417,896         438,791
Land Tax                249,004        261,454         274,527
VAT on key money
interest                344,082        421,156         508,360
Total                   991,082      1,100,506       1,221,678

Calculation Basis

	Property Tax (Building)
-	Annual 5% increase applied

92,650,730 won x 29,329.1 pyong (SFC) /7,169 pyong (Kwanghwamoon) x 1.05

= 397,996,000 won

(2nd year's Property Tax)

397,996,000 won x 1.05 = 417,896,000 won

(3rd year's Property Tax)
417,896,000 won x 1.05 = 438,791,000 won

	Land Tax
5,547.5m2 (Land) x 13,700,000 won
76,000,750,000 won (assessed Land Price)
76,000,750,000 won (assessed Land Price) x  35%
26,600,262,500 won(Tax basis)
(1st year's Land Tax)
82,400,000 won + (16,600,262,500 won x 15/1000) = 249,003,938 won
(2nd Land Tax)
249,003,938 won x 1.05 = 261,454, 135 won
(3rd Land Tax)
261,454,135 won x 1.05  = 274,526, 842 won

VAT on Key Money Interest (annual 10% increase from 2 nd year) Total Key Money x 9/100 x 10% =
1st year:   38,231,367,000won x 9/100 x 10% = 344,082,303 won
2nd year:   46,795,193,000won x 9/100 x 10% = 421,156,737 won
3rd year:   56,484,551,000won x 9/100 x 10% = 508,360,959 won


Projected Income Statement (1999. 10.1 - 2002.9.30)
                                                       (unit :1,000 won)
                            Year

Description                1st year             2nd year         3rd year
                        (1999 10.1-           (2000 10.1-      (2001 10.1-
                         2000.930)             2001.9.30)       2002.10.1)
Sales                    47,997,500           54,886,354       57,935,826
Rent                     26,218,950           29,982,138       31,647,812
Maintainance costs       11,825,280           13,522,360       14,273,832
Parking charge            2,056,320            2,351,462        2,482,099
Interest on Key money     7,896,950            9,030,394        9,532,083
General Administrative
expenses                  7,787,741            8,236,999        8,714,995
Personnel expenses          302,770              317,909          333,804
Administrative
Services                  2,400,000            2,520,000        2,646,000
Water, light and
heating                   3,622,913            3,804,059        3,994,262
Taxes & Dues                991,082            1,100,506        1,221,678
(VAT on
Key money interest)        (344,082)            (421,156)        (508,360)
(Property Tax)             (647,000)            (679,350)        (713,318)
Insurance                    54,343               57,060           59,913
Supplies                    217,374              228,243          239,655
Commissions                 181,145              190,202          199,712
Travel                       18,114               19,020           19,971
Operating income         40,209,759           46,649,355       49,220,831
Income Taxes             11,258,733           13,061,819       13,781,833
Net Income               28,951,028           33,587,536       35,438,998
Key Money                78,969,500           90,803,944       95,320,830

V.	Rentals of Buildings in Neighborhood

                                                  (as of 1999/rent per pyong)
Building
                S.F.C  Koram Bank  Kyobo   Youngpoon  Dong-A   Samsung  Naewee
Description                                O                   Fire
                                                               Insurance
Location     Mukyodong Kongpyongd Chongrol Chonggak   Front of Yulgiro  Yulgiro
                       ong         ga                 SEC
Scale
(above/under)  30/8    12/4       22/3     23/5       19/6     20/6     15/3
Total Floor
Area         36,207   12,000    22,300    22,300     11,200   16,690   10,120
Lease Area
per floor       960      380       993       650        378      544      500
Key Money 8,300,000 9,000,000 9,000,000 8,500,000 9,500,000 10,000,000 9,500,000
Key Money for
Monthly
rent        850,000   800,000   710,000   830,000   900,000    915,000   820,000
Rental       90,000    85,000    91,600    89,000    90,000     91,500    93,000
Maintenance
costs        32,000    30,000    31,800    30,000    30,000     37,000    31,000
Parking
charge      210,000   200,000   200,000   200,000   180,000    200,000   200,000
Occupancy
rate                   95%       96%       96%       90%        99%       92%

(B) Kyungju Chosun Hotel

Location
  1) Address- #410-2 Sinpyung-Dong City Kyungsang Bokdo Province

  2) Land ; 2,220,678 Square Meters

  3) Hotel area ; 43,854 Square Meter
  4) Benefits of location
     The whole area around Hotel is a year round tourist area whose main attractions are the hot springs. The area is under constant development with a race track complex to be completed in the near future. Construction has begun on a high speed train, bringing the property within 1 1\2 hours commuter distance from Seoul and other major urban centers.

	BHI has an option to purchase the property for $100,000,000.

Cheju Joon Moon Complex

	BHI has an option to purchase this property for $20,000,000.

 .Location ; #2100 Saekdal- Dong, Seoguipo Cit, Cheju Province, Korea
 .Total Area ; 954,767m2
 .Construction Area ; 4,400m2
 .General Inf. ; 18 holes, 1 unit of club house, 86 bunkers, 2 resting area, Total length 6,820m

      This is an international resort complex, and is located on Cheju Island, a one hour flight fron Seoul. The island has a temperate climate year round, and is very heavily visited by foreign nationals as well as Koreans year round. President Clinton, on his visit to Korea stayed at this resort.

      BHI has an option to purchase the resort for $20,000,000.

 (C) Song Hyun-Dong Property



     BHI has an option to purchase this property for $25,000,000.

Location - ;#49-1 Songhyun-dong, Chongro-ku, Seoul, Korea
Total Land Area ; 35,876,6 m2
Construction Area ; 221,266 m2will be developed later)

	This property is in the heart of Seoul Korea, within walking distance of the Presidential Palace, and the Company intends to inventory the property and construct an international convention center on the property at a later date.

	The operating history of each of the properties is presented below:

                              TABLE

                          TAX TREATMENT OF SECURITY HOLDERS

SECURITY HOLDERS



     The following discussion summarizes certain United States Federal income tax considerations associated with the the ownership and disposition of Notes. This summary applies only to beneficial owners of Notes who acquire such Notes at the initial offering from the Company for the original offering price therefor. This summary is based upon existing United States Federal income tax law, which is subject to change,possibly with retroactive effect. This summary does not discuss all aspects of United States Federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (including, for example, financial institutions, insurance companies, broker-dealers, persons having a functional currency other than the United States dollar, United States expatriates, tax-exempt organizations, controlled foreign corporations related to Corporate Express through stock ownership and holders (whether actual or constructive) of 10% or more of the total combined voting power of all classes of stock of the Company). In addition, this summary does not discuss any foreign, state or local tax considerations and assumes that holders of the Notes will hold the Notes as "capital assets" (generally, property held for investment). Prospective holders of Notes should consult their tax advisors regarding the United States Federal, State, Local, and Foreign Income and other tax considerations of the ownership and disposition of the Notes.


    For purposes of this summary, a "United States holder" is an individual who is a citizen or resident of the United States, a corporation or partnership created or organized under the laws of the United States or any state or political subdivision thereof, or a person or other entity who is otherwise subject to United States Federal income taxation on a net income basis in respect of income derived from the Notes.

United States Holders

     Interest payable on the Notes will be included in the income of a United States holders at the time accrued or received in accordance with such holder's regular method of accounting for United States Federal income tax purposes.

     A United States holder will recognize a capital gain or loss upon the sale or other disposition of a Note in an amount equal to the difference between the amount realized from such disposition (exclusive of any amount paid for accrued interest not previously included in income, which amount will be taxable as ordinary income) and the holder's adjusted tax basis in the Note. Such capital gain or loss will be long-term capital gain or loss if the holder has held the Note for more than one year at the time of disposition. Holders of Notes that are individuals are generally entitled to preferential treatment for net long-term capital gains.

  Non-United States Holders

     An investment in the Notes by a non-United States holder generally will not give rise to any United States Federal income tax consequences, unless the interest received or any gain recognized on the sale or other disposition of the Notes by such holder is treated as effectively connected with the conduct by such holder of trade or business in the United States, or, in the case of gains derived by an individual, such individual is present in the United States for 183 days or more and certain other requirements are met.

     In order to avoid back-up withholding of 31% on payments of interest and principal made by United States payors, a non-United States holder of the Notes must generally complete, and provide the payor with, an Internal Revenue Service Form W-8 ("Certificate of Foreign Status"), or other documentary evidence, certifying that such holder is an exempt foreign person.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,

CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	The following discussion and analysis relate to factors which have affected the financial condition and results of operations of the Company for the six months ended June 30, 1999 and the fiscal year ending
December 31, 1999.

	On July 1, 1999 the Company purchased 100% of all the outstanding shares of BHI, as fully described in Material Events, below. As a result of the aforementioned transaction, the Company gained BHI, whose activities are fully described herein.

Discussion of Financial Information

	BHI is the active operating entity, producing, marketing, manufacturing, and supporting the products of the Company. The Company has no active income save for the activities of BHI. Therefore, the financial information regarding the parent company and its subsidiary are presented on a consolidated basis. The data (pro-forma) for the period ending
December 31, 1998 is solely that of the Subsidiary, as the Company was formed in February of 1999.

	BHI is a development stage company, anticipating becoming an active Operating company in the current fiscal year upon the purchase of the properties in Korea with the proceeds of the sale of the Notes. In the event that the Notes are not sold in sufficient numbers to permit the purchase of the properties in Korea (See "Description of Properties"), the Company will attempt to find suitable property in Korea and purchase the same with its cash reserves (See "Liquidity"). This discussion is based on the Financial Statements found elsewhere in this Prospectus, and the reader is directed to these (See, "Financial Statements").



	For the fiscal year ended December 31, 1998, and the six month period ended June 30, 1999, there were no revenues.



 The overall profit during the development period to the end of June 30, 1999 was $28,439, with profits during the 6 month period ending
June 30, 1998 being $53,461 as compared to a loss of $24,135 for the fiscal year ended December 31, 1998. As there was no operating income for either period, the Company's income is a reflection solely of interest income. Expenses since inception were $194,860 for the period ending June 30, 1999. Expenses for the fiscal year ended December 31, 1998 were $173,139 as compared to $21,721 for the six months ended June 30,1999. The increase is reflective of the efforts of the Company to become an operating Company, and is mainly due to the increase of salary and benefits related expenses.from $11,812 for the fiscal year ended December 31, 1998 to $148,225 for the six months ending June 30, 1999.



	The cash and investment certificate position of the company was

$5,023,107 on June 30, 1999 as compared to $4,890,583 on December 31, 1998.



Material Events



Acquisition of BHI

	On July 1, 1999, in exchange for 10,000,500 shares in the common stock of Company, 100% of the stock in BHI was sold by the owners of the stock to the Company. The transaction resulted in the 6 shareholders of BHI owning
99.9 percent of the Company.

Liquidity

     Management believes that the Company has the cash funds and necessary liquidity to meet the needs of the Company over the next year.
Primarily, liquidity needs will be met through the utilization of the cash reserves.


 However, to fully maximize the potential presented by the purchase and sale contract for Seoul Financial Center, and the options to purchase the remaining properties, the Company will need a cash infusion of $500,000,000. The funds will be primarily used to purchase the properties and for the costs of closing. In the event insufficient funds are raised for all or any of the closings the Company will use its cash reserves to purchase property in Korea for generating operating capital.



Current Plans

	The key events that are anticipated by management to occur over the next year are the closings on one or more properties and the transition from a development stage company to an active operating one.

Selection, Management and Custody of Company's investments

	The Company will manage all of its properties and finances, and not rely on any outside managers and consultants.

	It is the strict policy of the Company that no officer, director, or employee have any ownership interest in any property purchased or operated by the Company. The Company will not purchase any property in which a Director or senior management personnel have an interest.


Accounting Policies and Procedures



	The Company follows generally accepted accounting principles in preparing its financial statements, and has audited statements produced annually, with its quarterly statements produced by its management and accountants.

Revenue Recognition

	Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

	Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles and guidelines.

Inventory

	The Company keeps no inventory except office supplies and sundry.

Fixed Assets

	Fixed assets are valued based on their depreciated value. Depreciation is calculated using the straight line method.

Principles of Consolidation

	All Financial Statements are produced on a consolidated basis, as the subsidiary, BHI, accounts for all operating revenue of the Company.

Income/Loss Per Share

	The Computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement Re Computation of Earnings Per Share

	The Company has a simple capital structure as defined by APB Opinion Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.

Provision for Income Taxes

	Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.

The Company's Immediate Capital Requirements

	The Company requires about $500,000,000 to close on the properties in Korea presently under contract or on which the Company has options to purchase. (See "Description of Properties").



CONFLICTS OF INTEREST



        Baik Suk Kim is an Executive Officer and director of the Company, and as such exerts great influence on all matters on which the Board will
vote at the next annual meeting of the Company's Stockholders.   He
also holds or controls a definitive major interest in the Company's outstanding common stock. Because the Company's officers and directors will be voting upon matters of personal interest to him (e.g., salaries, bonuses and other benefits), the outcome of such votes will not be based on arm's length negotiations. While the Company's current officers intend to exercise fairness in determining their compensation and all other matters, there can be no assurance that the Company would not have negotiated more favorable arrangements had persons other than its current officers been responsible for ultimate determinations.

MANAGEMENT



Directors and Executive Officers

	The following sets forth the names and ages of all the Directors and Executive Officers of the Company, positions held by such person, length of service, when first elected or appointed and term of office.


                                  First Elected
Name                    Age     or Appointed/Term       Position

Baik Suk Kim             59       February 5, 1999      CEO, Chairman
                                                        of the Board
Jin Ho Kim               32       July 1, 1999          President
Jeong Ja Yoon            59       July 1, 1999          Chief Financial Officer
Yong Ho Kim              34       July 1, 1999          Director


Biographies of Directors, Officers and Director Nominees

Baik Suk Kim,  Chairman/CEO

	Mr. Kim's responsibilities include long term vision and business development. He was the founder of both the Company and BHI.
He directly manages the acquisition of properties and investment strategy of the Company and BHI.

        For the 5 years prior to becoming full time CEO of the Corporation and BHI, Mr. Kim was president of Korea RAIS Chemical Ltd.

Mr. Kim is a graduate of Chung Nam University.



Jin Ho Kim,  President



        Mr. Kim's duties include the overseeing of all day to day operations, and the implementation of Corporate Strategy into the Company.

	For the five years prior to coming to the Company, Mr. Kim was a senior manager with Mang Hyang, Ltd.

	Mr. Kim is a graduate of Kyeong Ki University.



Jeong Ja Yoon, Chief Financial Officer

        Mr.Yoon's duties include the supervision of the accounting department and the analysis of prospective properties for purchasing. He oversees all financial aspects of the Company's operations.For the five years prior to coming to the Company he was a senior manager with Mang Hyang, Ltd.

	Mr. Yoon is a graduate of Kyong Ki University.


Yong Ho Kim,  Director



	Mr. Kim works full time with the Company as a managing director. He works with the Chairman in the areas of Property procurement and operations of purchased properties. Prior to coming to the Company, Mr. Kim was a senior manager with Mang Hyang, Ltd. for the preceeding five years.



Mr. Kim is a graduate of Methodist University.

Involvement in Certain Legal Proceedings

	During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the Company has been a party to or the subject of:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

Compensation

Compensation of Directors

Standard Arrangements

	All members of the Company's board of directors are paid a per diem fee of for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Company's expense. At such time as adequate funds are available, all director (and officers) of the Company will be covered by liability insurance. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

	Neither the Company nor any of its subsidiaries have any other arrangements to compensate its directors.

Employment contracts, termination of employment & change-in-control arrangements

	The Company does not have any compensatory plan or arrangement, including payments to be received from the Company, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change-in-control of the Company or a change in the name executive officer's responsibilities following a chance-in-control, which, including all periodic payments or installments, exceeds $100,000.

 It is anticipated that the CEO, Mr. Kim will draw a salary of $50,000 during the fiscal year ending December 31, 2000, although no salary was drawn in the past.

	Each of the other directors and executives receive a salary of $36,000 per year.



                          SUMMARY, COMPENSATION TABLE



               Annual Compensation     Awards               Payouts

                                         Other  Rest-
                                         Annual ricted
                                         Compen Stock  Aw-  SU   SA
Name and                                 sation        ards OP   RS LTIP Other
Position    Year  Salary  ($) Bonus ($)     (#) ($)   __  ($) __($)
Baik Kim    1999    0++          0          0   0   0  0     0    0        0
Jin Ho Kim  1999    0++          0          0   0   0  0     0    0        0
Jeong Yoon  1999    0++          0          0   0   0  0     0    0        0

Yong Ho Kim 1999    0++          0          0   0   0  0     0    0        0

++ Baik Suk Kim,  CEO of the Company drew no salaries prior to January 1, 2000.
                  It is anticipated that he will draw a salary of $50,000 in
                  2000.
   Jin Ho Kim,    President of the Company drew no salary prior to January 1
                  2000. It is anticipated he will draw a salary of $36,000 in 2000.
   Jeong Ja Yoon, CFO of the Company drew no salary prior to January 1
                  2000. It is anticipated he will draw a salary of $36,000 in 2000.

   Yong Ho Kim,   Director of the Company drew no salary prior to January 1
                  2000. It is anticipated he will draw a salary of $36,000 in 2000.


CERTAIN TRANSACTIONS



	The following information pertains to all transaction during the last two year, or proposed transactions, to which the Company was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest: any director or executive officer of the
Company: any nominee for election as a director; any principal security holder listed below; and, any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

              Relationship   Nature of Interest    Amount of    Fiscal
Name          to Company     in the Transaction    Interest     Year Ending

Baik Suk Kim  CEO, Chairman
              of the Board      Purchase of BHI    25% (1)   December 31, 1999
Jin Ho Kim    President         Purchase of BHI    12.5% (1) December 31, 1999

Jeong Ja Yoon Chief Financial   Purchase of BHI    25% (1)   December 31, 1999
              Officer

Yong Ho Kim   Director          Purchase of BHI    12.5% (1) December 31, 1999
_____________

(1) as a result of the purchase of BHI by the Company, Baik Suk Kim received 2,500,000 shares, as did Jeong Ja Ho. Jin Ho Kim and Yong Ho Kim each received 1,250,000 shares. Baik Suk Kim held 500 shares in the Company prior to the purchase.

Parents of the Company



	The following table discloses all persons who are parent of the Company (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.
                                                Percentage      Other
                                                of Voting       Basis
                        Basis for               Securities      For
Name                    Control                 Owned           Control

Baik Suk Kim         Share Ownership            25.00           none
Jin Ho Kim           Share Ownership            12.5            none

Jeong Ja             Share Ownership            25.00           none
Yong Ho Kim          Share Ownership            12.5            none
Mi Kyung Kim         Share Ownership            12.5            none
Jang Ho Kim          Share Ownership            12.5            none


Transaction with Promoters, if Organized Within the Past Five Years

	There have been no transactions with Promoters over the past five years.

                       PRINCIPAL STOCKHOLDERS

	The following sets forth the security ownership of Management of the Company and any holders of the Company's common stock known to own 5% or more of the Company's issued and outstanding common stock, as of September 30, 1997.

PRINCIPAL STOCKHOLDERS

	As of the date of this Prospectus, the following persons (including any "group" are, based on information available to the Company, beneficial owners of more than five percent of the Company's common stock (its only class of voting securities):

                Name and                        Amount and
Title           Address of                      Nature of         Percent
of              Beneficial                      Beneficial        of
Class           Owner                           Owner             Class

Common          Baik Suk Kim               2,500,500 Shares        25.0
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Jeong Ja Yoon              2,500,000 Shares        25.0
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Yong Ho Kim                1,250,000 Shares        12.5
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Jin Ho Kim                 1,250,000 Shares        12.5
Stock           240 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Mi Kyung Kim               1,250,000 Shares        12.5
Stock           109 Tong Ui-Dong
                Jongro-Ku, Seoul, Korea
Common          Jang Ho Kim                1,250,000 Shares        12.5
Stock           684 Yungkwon-Ri, MU Jeong
                Jeon Nam, IN Korea
_______________
NOTE: The principal shareholders held the same percentage of Bon Hyang Common Shares as they now do of the Corporation. They received 20 shares in the Company for every share they had held in BHI. There was a total of 500,000 shares in BHI sold by the shareholders to the Company.

SECURITY OWNERSHIP OF MANAGEMENT



	As of the date of this Prospectus, the following table discloses, as to each class of equity securities of the registrant or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of the registrant as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission Rule 13(d)(1).

                                              Name and          Amount and
Title           Address of                    Nature of         Percent
of              Beneficial                    Beneficial        of
Class           Owner                         Owner             Class

Common          Baik Suk Kim               2,500,500 Shares        25.0
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Jeong Ja Yoon              2,500,000 Shares        25.0
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Yong Ho Kim                1,250,000 Shares        12.5
Stock           237 Narsu Dong
                Jongro-Ku, Seoul, Korea
Common          Jin Ho Kim                 1,250,000 Shares        12.5
Stock           240 Narsu Dong
                Jongro-Ku, Seoul, Korea


                          COMMON STOCK

	The Company is authorized to issue 40,000,000 shares of Common Stock, with a par value of $.000025. Immediately prior to this offering 10,000,500 shares of Common Stock were outstanding and held of record by 6 persons as of December 31, 1999. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.

	In the event of liquidation of the Company's assets available for Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities. The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

OTHER SECURITIES

     The Company issued, on December 1, 1999, $500,000,000 of Subordinated Notes with a floating interest rate of LIBOR +1/2 percentum per anum, maturing on December 31, 2009. The notes are secured by a fixed and floating debenture over the assets of Bon Hyang, Inc., the sole subsidiary of Euro
Cap Corporation. Of the total Notes to be issued, $2,000,000 worth are being registered in the Registration Statement of which this Prospectus forms a part for sale to the public (See "The Offering")




                        TRANSFER AGENT



        The transfer agent for the Company's Capital Stock is Continental Stock Transfer and Trust Company of New York.

                      SHARES ELIGIBLE FOR FUTURE SALE



	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

 There are 6 shareholders holding 10,000,500 shares which will be eligible for sale in January of 2001, pursuant to fulfilling the terms as set down in Rule 144.

                        ADDITIONAL INFORMATION

	The foregoing statement is a summary of the rights and privileges of the holders of the Company's Stock. It does not purport to be complete and is subject to the provisions of the New York Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, the rules, regulations and bylaws of the National Association of Securities Dealers, Inc.. The foregoing statements are qualified in their entirely by such references.

                       INDEMNIFICATION ARRANGEMENTS



  The Company's articles of incorporation and bylaws provide for indemnification of the Company's officers, directors and agents to the fullest extent permitted by law. The Company's articles of incorporation also limit the right of stockholders to sue Company officers, directors and agents.

  In addition, the Company's employment agreements with its officers all require the Company to defend the contracting parties against all liabilities resulting from their association with the Company, to the greatest extent legally permitted.

	Insofar as indemnification for liabilities arising under the Securities Act Of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                        LITIGATION

	The Company is not a party to any material pending legal proceedings.

                        LEGAL OPINIONS

        Bernabe Diaz, Esquire, Attorney at Law, has rendered his opinion that the shares of Common Stock reserved as described herein when issued will be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

                        EXPERTS

	The audited financial statements of the Company appearing in this Prospectus and in the Registration Statement have been examined by independent public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report the authority of such firm as expert in auditing and accounting.

                       FINANCIAL STATEMENTS
                      (See following pages)

                             Bon Hyang Inc.

                        Financial Statements and

                       Accountant's Audit Report

      For the period beginning July 29 and ended December 31, 1998


            And for the two quarters ended June 30, 1999


                         Euro Cap Corporation

                        Financial Statements and
                       Accountant's Audit Report


                 For the two quarters ended June 30, 1999


                        Euro Cap Corporation
                         Consolidated Pro Forma
                        Financial Statements and
                       Accountant's Audit Report

      For the period beginning July 29 and ended December 31, 1998


            And for the two quarters ended June 30, 1999

                            Bon Hyang Inc.

                         FINANCIAL STATEMENTS

    For the period beginning July 29 and ended December 31, 1998

           And for the two quarters ended June 30, 1999



                          TABLE OF CONTENTS
______________________________________________________________________________

                                                        Page

Accountant's Audit Report                                3

Financial  Statements:

        Balance Sheets                                   F4

        Statements of Operations and Deficit             F5

        Statements of Stockholders' Equity               F6

        Statements of Cash Flows                         F7

        Notes to Financial Statements                    F16


______________________________________________________________________________

                         Euro Cap Corporation

                         FINANCIAL STATEMENTS


                 For the two quarters ended June 30, 1999



                          TABLE OF CONTENTS
______________________________________________________________________________

                                                        Page


Financial  Statements:

        Balance Sheets                                   F8

        Statements of Operations and Deficit             F9

        Statements of Stockholders' Equity               F10

        Statements of Cash Flows                         F11

        Notes to Financial Statements                    F16


______________________________________________________________________________

                         Euro Cap Corporation
                         Consolidated Pro- Forma
                         FINANCIAL STATEMENTS

    For the period beginning July 29 and ended December 31, 1998

           And for the two quarters ended June 30, 1999



                          TABLE OF CONTENTS
______________________________________________________________________________

                                                        Page


Financial  Statements:

        Balance Sheets                                   F12

        Statements of Operations  and Deficit            F13

        Statements of Stockholders' Equity               F14

        Statements of Cash Flows                         F15

        Notes to Financial Statements                    F16


______________________________________________________________________________

DMHD Hamilton Clark & Co.
www.dmhd-cpa.com
Stan J.H. Lee, CPA, CMA
Tel) 201-944-7246
440 West St. Suite 300
Fax) 201-944-7759
Fort Lee, NJ 07024-5058
e-mail) sierra5533@aol.com


                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
Shareholders of
Bon Hyang Incorporation
Naesu-Dong Jongro-Ku
Seoul, Korea



We have audited the accompanying balance sheets of Bon Hyang Inc. as of December 31, 1998, and for the two quarters ended June 30, 1999, the related statement of operations, statements of stockholders' equity and statements of cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have also audited the accompanying balance sheet of Euro Cap Corporation as of June 30, 1999, the related statement of operations, statement of stockholders' equity and statement of cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Utilizing the audited data we prepared the consolidated pro-forma balance sheet and accompanying Statements of Operations, shareholders' equity, and cash flow. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bon Hyang Inc.
at December 31, 1998, and for the two quarters ended June 30, 1999 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

In our opinion, the financial statements referred to above also present fairly, in all material respects, the financial position of Euro Cap Corporation at June 30, 1999 and the results of its operations and its cash flows for the two quarters then ended in conformity with generally accepted accounting principles. In our opinion, the financial statements referred to above also present fairly, in all material respects, the consolidated pro forma financial position of Euro Cap Corporation on December 31,1998, and at June 30, 1999 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.




/s/Stan J.H. Lee, CPA/s/





December 29, 1999
Fort Lee, N.J.

                        BON HYANG INC.
                        BALANCE SHEETS
            AS OF JUNE 30, 1999 AND DECEMBER 31, 1998


                            6/30/99              12/31/98
ASSETS

Current Assets:
Cash                     $4,561,379             1,111,875
Prepaid expenses            461,728             3,778,708
                          5,023,107             4,890,583

Fixed Assets:
Automobile                   72,112                60,388
Furniture and fixtures       16,699                10,446
Security deposits           103,671                27,500
Organizational costs         18,692                12,958
                            211,174               111,292

TOTAL ASSETS             $5,234,281            $5,001,875

LIABILITIES

Current Liabilities:
Notes payables               21,757                26,010
                             21,757                26,010
Long-Term Debt:
Notes payable               863,930               833,333
                            863,930

TOTAL LIABILITIES           885,687               859,343

SHAREHOLDERS' EQUITY

Capital Stock             4,319,655             4,166,667
authorized capital of
2,000,000 shares of
common stock with a
par value of 10,000
WON per share; 500,000
Shares issued and
outstanding
Retained earnings            28,939               (24,135)
                          4,348,594             4,142,532

                         $5,234,281            $5,001,875







See Accompanying Notes Which are an Integral Part of Financial Statements.

                             BON HYANG INC.
            STATEMENTS OF EARNINGS AND RETAINED EARNINGS
              FOR THE TWO QUARTERS ENDED JUNE 30, 1999
                              AND
          FOR THE PERIOD OF JULY 29, 1998-DECEMBER 31, 1998




			CUMULATIVE
                          SINCE
                        INCEPTION            12/31/97              12/31/98

REVENUE                   $-                   $-                    $-

GENERAL AND
ADMINISTRATIVE
EXPENSES

Salaries                 140,510               129,823               10,687
Employee benefits         19,527                18,402                1,125
Communications             3,166                 2,376                  790
Office                     1,664                 1,227                  437
Advertising               12,746                 8,639                4,107
Travel                    10,831                 7,826                3,005
Automotive                 4,555                 3,422                1,133
Professional fees          1,361                   924                  437

TOTAL GENERAL AND
ADMINISTRATIVE EXPENSES  194,360               172,639               21,721

INCOME (LOSS) FROM
OPERATIONS              (194,360)             (172,639)             (21,721)

Other revenues and gains
Interest Income          254,881               251,818                3,063

Other Expenses and
losses Amortization on
deferred assets          (15,639)              (10,368)              (5,271)
Miscellaneous loss        (1,864)               (1,658)                (206)

INCOME (LOSS) BEFORE
INCOME TAX                43,018                67,153              (24,135)

Income taxes             (13,192)              (13,192)                   -

INCOME (LOSS) BEFORE
EXTRAORDINARY ITEM        29,826                53,961              (24,135)

Extraordinary items
Gain (Loss) currency
conversion                  (887)                 (887)                   -

NET INCOME (LOSS)         28,939                53,074              (24,135)

RETAINED EARNINGS,
beginning                      -               (24,135)                   -

RETAINED EARNINGS,
end                       28,939                28,939              (24,135)




See Accompanying Notes Which are an Integral Part of Financial Statements.

                         BON HYANG INC,
               STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE TWO QUARTERS ENDED JUNE 30, 1999
                             AND
         FOR THE PERIOD OF JULY 29-DECEMBER 31, 1998




                  Common Stock                                      Total
                Numbers of Shares   Amount   Retained earnings  Stockholders'
                                                 (Deficits)         Equity

07/29/98             500,000      $4,166,667         $-           $4,166,667
Shares Issued
in years 1998              -               -          -                    -

Net Income-
7/29-12/31/98              -               -          (24,135)       (24,135)
BALANCE AS OF
12/31/98             500,000      $4,166,667          (24,135)     4,142,532

BALANCE AS OF
01/01/99             500,000       4,166,667          (24,135)     4,142,532

Net gain (Loss) -
currency conversion        -         152,988                -        152,988
Net Income- 6/30/99        -               -           53,074         53,074

BALANCE AS OF
6/30/99              500,000      $4,319,655          $28,939     $4,348,594









See Accompanying Notes Which are an Integral Part of Financial Statements.

                        BON HYANG INC.
                    STATEMENT OF CASH FLOWS
           FOR THE TWO QUARTERS ENDED JUNE 30, 1998
                           AND
         FOR THE PERIOD OF JULY 29-DECEMBER 31, 1998


                              CUMULATIVE
                                SINCE
                              INCEPTION       6/30/99*     12/31/98
CASH FLOWS FROM
OPERATING ACTIVITIES:
Net Income                      $29,826       $53,961      $(24,135)
                                $29,826       $53,961      $(24,135)

CASH FLOWS FROM
INVESTING ACTIVITIES:
Collection of prepayments     3,455,723     3,455,723             -
Prepaid expenses             (3,778,708)            -    (3,778,708)
Lease deposits                 (102,662)      (75,162)      (27,500)
Acquisition of automobile       (69,896)       (9,508)      (60,388)
Acquisition of furniture
and equipment                   (16,314)       (5,868)      (10,446)
Deferred assets                 (18,216)       (5,258)      (12,958)
                               (530,073)    3,359,927    (3,890,000)

CASH FLOWS FROM
FINANCING ACTIVITIES:
Proceeds of short-term
debt                            833,333                     833,333
Proceeds of long-term
debt                             26,010                      26,010
Proceeds from issuance
of common stock               4,166,667                   4,166,667
Notes payables                   (5,208)       (5,208)            -
                              5,020,802        (5,208)    5,026,010

Net Increase(Decrease)
in Balance of Cash            4,520,555     3,408,680     1,111,875

Cash at Beginning
of Period                     1,152,699     1,152,699             -

Cash at End
of Period                    $5,673,254    $4,561,379    $1,111,875


* Adjusted for currency appreciation





See Accompanying Notes Which are an Integral Part of Financial Statements.

                      EURO CAP CORPORATION
                        BALANCE SHEETS
                      AS OF JUNE 30, 1999



					6/30/99
ASSETS

	Current Assets:
		Cash			 $-
                                          -

        TOTAL ASSETS                     $-
LIABILITIES

        Current Liabilities:             $-
                Accounts payables         -
                                          -
	Long-Term Debt:
                Notes payable             -

        TOTAL LIABILITIES                 -

SHAREHOLDERS' EQUITY
                Capital Stock            $ 500
40,000,000 shares of Common Stock
authorized at a par value of
$0.000025 each, 500 issued
                Retained earnings         (500)
                                          -

TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                                   $-








See Accompanying Notes Which are an Integral Part of Financial Statements.

                      EURO CAP CORPORATION
                     STATEMENTS OF EARNINGS

               FOR THE QUARTERS ENDED JUNE 30, 1999








							6/30/99

REVENUE							 $-

GENERAL AND ADMINISTRATIVE EXPENSES
        Registration fees                                 500

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                 500

OPERATING INCOME (LOSS)                                  (500)

NET INCOME (LOSS)                                        (500)










See Accompanying Notes Which are an Integral Part of Financial Statements.

                      EURO CAP CORPORATION
               STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE TWO QUARTERS ENDED JUNE 30, 1999






                 Common Stock                                  Total
               Numbers of Shares  Amount  Retained earnings  Stockholders'
                                             (Deficits)        Equity

BALANCE AS OF
01/01/99              500          $500          $-             $500
Shares Issued
in years 1999           -             -           -                -

Net Income-
01/01/99-06/30/99       -             -        (500)            (500)
BALANCE AS OF
06/30/99              500          $500        (500)               -







See Accompanying Notes Which are an Integral Part of Financial Statements.

                      EURO CAP CORPORATION
                    STATEMENT OF CASH FLOWS
             FOR THE TWO QUARTERS ENDED JUNE 30, 1999




                                                          6/30/99
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                $(500)
                                                           (500)
CASH FLOWS FROM INVESTING ACTIVITIES:
                                                              -
                                                              -
CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of common stock                                    500
                                                            500

Net Increase(Decrease) in Balance of Cash                     -

Cash at Beginning of Period                                   -

Cash at End of Period                                        $-










See Accompanying Notes Which are an Integral Part of Financial Statements.

                     EURO CAP CORPORATION
             CONSOLIDATED PRO-FORMA BALANCE SHEETS
          AS OF JUNE 30, 1999 AND DECEMBER 31, 1998


                                6/30/99            12/31/98
ASSETS

Current Assets:
Cash                         $4,561,379            1,111,875
Prepaid expenses                461,728            3,778,708
                              5,023,107            4,890,583

Fixed Assets:
Automobile                       72,112               60,388
Furniture and fixtures           16,699               10,446
Security deposits               103,671               27,500
Organizational costs             18,692               12,958
                                211,174              111,292

TOTAL ASSETS                 $5,234,281           $5,001,875

LIABILITIES

Current Liabilities:
Notes payables                   21,757               26,010
                                 21,757               26,010
Long-Term Debt:
Notes payable                   863,930              833,333
                                863,930

TOTAL LIABILITIES               885,687              859,343

SHAREHOLDERS' EQUITY

Capital Stock                 4,320,155            4,166,667
Retained earnings                28,439              (24,135)
                              4,348,594            4,142,532

                             $5,234,281           $5,001,875








See Accompanying Notes Which are an Integral Part of Financial Statements.

                           EURO CAP CORPORATION
     CONSOLIDATED PRO-FORMA STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                   FOR THE TWO QUARTERS ENDED JUNE 30, 1999
                                     AND
              FOR THE PERIOD OF JULY 29, 1998-DECEMBER 31, 1999



                            CUMULATIVE
                              SINCE
                            INCEPTION         06/30/99            12/31/98

REVENUE                       $-              $-                  $-

GENERAL AND
ADMINISTRATIVE EXPENSES

Salaries                     140,510           129,823               10,687
Employee benefits             19,527            18,402                1,125
Communications                 3,166             2,376                  790
Office                         1,664             1,227                  437
Advertising                   12,746             8,639                4,107
Travel                        10,831             7,826                3,005
Registration fees                500               500                    -
Automotive                     4,555             3,422                1,133
Professional fees              1,361               924                  437

TOTAL GENERAL AND
ADMINISTRATIVE EXPENSES      194,860           173,139               21,721

INCOME (LOSS) FROM
OPERATIONS                  (194,860)         (173,139)             (21,721)

Other revenues and gains
Interest Income              254,881           251,818                3,063

Other Expenses and losses
Amortization on deferred
assets                       (15,639)          (10,368)              (5,271)
Miscellaneous loss            (1,864)           (1,658)                (206)

INCOME (LOSS) BEFORE
INCOME TAX                    42,518            66,653              (24,135)

Income taxes                 (13,192)          (13,192)                   -

INCOME (LOSS) BEFORE
EXTRAORDINARY ITEM            29,326            53,461              (24,135)

Extraordinary items
Gain (Loss) currency
conversion                      (887)             (887)                   -

NET INCOME (LOSS)             28,439            52,574              (24,135)

RETAINED EARNINGS,
beginning                          -           (24,135)                   -

RETAINED EARNINGS,
end                           28,439            28,439              (24,135)

EARNINGS PER SHARE                             $0.0028             ($0.0024)










See Accompanying Notes Which are an Integral Part of Financial Statements.

                       EURO CAP CORPORATION
      CONSOLIDATED PRO-FORMA STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE TWO QUARTERS ENDED JUNE 30, 1999
                             AND
           FOR THE PERIOD OF JULY 29-DECEMBER 31, 1999




                     Common Stock                                   Total
                   Numbers of Shares  Amount  Retained earnings  Stockholders'
                                                (Deficits)          Equity

BALANCE AS OF
07/29/98           10,000,000      $4,166,667      $-            $4,166,667
Shares Issued
in years 1998                -               -       -                     -

Net Income-
7/29-12/31/98                -               -     (24,135)         (24,135)
BALANCE AS OF
12/31/98            10,000,000      $4,166,667     (24,135)       4,142,532


BALANCE AS OF
01/01/99            10,000,000       4,166,667     (24,135)       4,142,532
Shares Issued
in years 1999              500             500                          500
Net gain (Loss) -
currency conversion                    152,988                      152,988
Net Income- 6/30/99          -               -      52,574           52,574

BALANCE AS OF
6/30/99             10,000,500      $4,320,155     $28,439       $4,348,594







See Accompanying Notes Which are an Integral Part of Financial Statements.

                        EURO CAP CORPORATION

         CONSOLIDATED PRO-FORMA STATEMENT OF CASH FLOW

               FOR THE QUARTERS ENDED JUNE 30, 1999

           FOR THE PERIOD OF JULY 29,-DECEMBER 31, 1998

                           CUMULATIVE
                             SINCE
                           INCEPTION      6/30/99*     12/31/98
CASH FLOWS FROM
OPERATING ACTIVITIES:
Net Income                  $29,326       $53,461      $(24,135)
                            $29,326
                            $53,461                    $(24,135)

CASH FLOWS FROM
INVESTING ACTIVITIES:
Collection of prepayments 3,455,723     3,455,723             -
Prepaid expenses         (3,778,708)            -     (3,778,708)
Lease deposits             (102,662)      (75,162)       (27,500)
Acquisition of automobile   (69,896)       (9,508)       (60,388)
Acquisition of furniture
and equipment               (16,314)       (5,868)       (10,446)
Deferred assets             (18,216)       (5,258)       (12,958)
                           (530,073)    3,359,927     (3,890,000)

CASH FLOWS FROM
FINANCING ACTIVITIES:
Proceeds of short-term debt 833,333                      833,333
Proceeds of long-term debt   26,010                       26,010
Proceeds from issuance of
common stock              4,167,167           500      4,166,667
Notes payables               (5,208)       (5,208)             -
                          5,021,302        (4,708)     5,026,010

Net Increase(Decrease)
in Balance of Cash        4,520,555     3,408,680      1,111,875

Cash at
Beginning of Period       1,152,699     1,152,699              -

Cash at
End of Period            $5,673,254    $4,561,379     $1,111,875


* Adjusted for currency appreciation








See Accompanying Notes Which are an Integral Part of Financial Statements

                       EURO CAP CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  For the Period Ended JUNE 30, 1999
                         and December 31, 1998



1. Incorporation and Business Activity

Euro Cap Corporation was incorporated pursuant to the laws of New York on February 5, 1999. Euro Cap Corporation (Euro Cap), On July 1, 1999, purchased Bon Hyang Inc.(BHI), in exchange for 10,000,000 shares.

As a result of the foregoing transaction, Euro Cap, a holding Company with no assets, obtained a wholly owned subsidiary, which will become the operating entity, with Euro Cap being solely a holding company with the one operating subsidiary.

Bon Hyang Inc. was incorporated under the laws of The Republic of Korea on July 29, 1998.

Bon Hyang Inc. is in the business of purchasing and operating real estate properties. Currently all operations are run from the head office facilities in Seoul, Korea.


2. Summary of Significant Accounting Policies

a) Principles of Consolidations

Euro Cap is a Holding Company with no asset except for its single operating subsidiary (see financial statements for Euro Cap).

Bon Hyang Inc., the only subsidiary of Euro Cap and has been included in the consolidated pro-forma financial statements, as it is the operating entity, with Bon Hyang, a non-operating holding company.

In accordance with the reverse takeover method of accounting, the consolidated financial statements of the Company include the accounts of Euro Cap together with the results BHI for the six-month period ended June 30, 1999 (See Consolidated Pro-Forma Statements). The Individual statements for BHI and Euro Cap have been prepared for comparative purposes.


b) Revenue and Expense Recognition

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

c) Accounting Method

The Company recognizes income and expenses on accrual basis.

d) Depreciation

Depreciation is computed by using the straight-line method for financial reporting purposes and the modified accelerated cost recovery method for federal income tax purposes.






See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements.

                          EURO CAP CORPORATION
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Period Ended JUNE 30, 1999
                       and December 31, 1998


e) Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.


2. Summary of Significant Accounting Policies - Continued



f) Net Operating Loss Carry-forward

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

g) Intangible Assets

Intangible assets subject to amortization include organization costs, loan closing costs, and in-force leasehold costs. Organization costs and in-force leasehold costs are being amortized using the interest method over the life of the related loan.

h) Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

i) Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Machinery and equipment	3-10
Furniture and fixtures	3-10
Engineering equipment	3-10

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

j) Inventories

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market.




See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements

                       EURO CAP CORPORATOION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                For the Period Ended JUNE 30, 1999
                      and December 31, 1998


3. Business Combination

Pursuant to an Agreement dated July 1, 1999, and effective on that date, Euro Cap issued 10,000,000 common shares in exchange for 500,000 outstanding shares in the capital of Bon Hyang Inc. As a result of this transaction, control of the combined companies passed to the former shareholders of Bon Hyang, Inc.

This business combination situation is referred to as a "Reverse Takeover". Legally, Euro Cap is the parent or continuing corporation; however, Generally Accepted Accounting Principles require that the former shareholders of BHI be identified as the acquirer and that BHI be treated as the acquired company. Accordingly, control of the assets and business of Bon Hyang, Inc. has been acquired by Euro Cap in consideration for the issuance of common shares.


4. Loans

The Notes Payable are unsecured, non-interest bearing with non-set terms of repayment. They will be retired as the company has surplus funds to repay these loans. The Note Holder is Baik Suk Kim, CEO of both Euro Cap and BHI.

5. Common Stocks

The Company is authorized to issue 40,000,000 at $ 0.000025 par value share, and, as of June 30, 1999, 500 voting common shares are issued and outstanding. However, to show the effect of the transaction which took place the next day, the capital of the Company has been retroactively restated in the Consolidated pro-forma statements to show the effect of the transaction.

6. Related Party Transaction

There were significant non arm's-length basis transactions between the Company and any related party during the Period Ended June 30, 1999.


13. Earnings Per Shares

Earnings (Loss) per share are calculated using the weighted-average number of common shares outstanding and common shares equivalents. The average number of shares outstanding under these assumptions would be 500 as of December 31, 1998 and 500 as of June 30, 1999. However, to show the effect of the reverse takeover, the weighted average was adjusted to 10,000,500 for both periods in the consolidated pro forma statements.





See Accompanying Accountant's Audit Report, which is an Integral Part of Financial Statements.

BLANK PAGE

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 34:	INDEMNIFICATION OF OFFICERS AND DIRECTORS

	In accordance with the General Corporation Laws of the State of New York which were in effect at the time the Registrant was incorporated, the Registrant's Board of Directors adopted by resolution, as further set forth in the Registrant's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that,
(i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and (ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

        The Securities & Exchange Commission is of the opinion that Indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 31:	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The expenses in connection with distribution of the securities of the Company being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by the Company rather than by the selling stockholder. Such expenses are estimated to be $50,000.

Item                                                              Amount

United States Securities and Exchange Commission filing fee      $   700
Printing Expenses                                                  4,000
Fees and expenses of counsel for the Company                      22,000
Accounting fees and expenses                                      20,000
Transfer agent fees and expenses                                   3,000
Miscellaneous                                                        300

TOTAL                                                            $50,000

                        Part II, Page 2



ITEM 33	RECENT SALES OF UNREGISTERED SECURITIES



Acquisition of Bon Hyang Inc.


	On July 1, 1999, in exchange for 10,000,000 shares in the common stock of Company, 100% of the stock in BHI was sold by the owners thereof, to the Company. They received 20 shares in the Company for every share they had held in BHI. There was a total of 500,000 shares in BHI sold by the shareholders of BHI to the Company. (See-"PRINCIPAL SHAREHOLDERS","Security Ownership of Management", for the names and addresses of the shareholders of BHI who received shares in the Company). These shares were restricted, subject to Rule 144, and exempt from registration through reliance on Section 4 (2) of the Securities Act of 1933 as the purchasers are deemed sophisticated purchasers.

                       Part II, Page 3



ITEM 27:	EXHIBITS



Exhibit

Number         	Description
                                                             Page



1. 	Constituent Document:

        .1      Original Article of Incorporation               68
        .2      Bylaws                                          72

5.1 Opinion of Counsel                                          84

10.	Material Contracts:

        .1      Purchase and Sale Agreement,
                Seoul Finance Center                            85
        .2      Indenture, Euro Cap Corporation                 90
        .3      Debenture, Bon Hyang, Inc.                      99

                       Part II, Page 4

        .4      Stock Purchase Agreement                        109

22.     Subsidiaries of the Registrant                          134

24.6    Consent of Auditors                                     135


ITEM 28: UNDERTAKINGS

A.	Certificates

	The Company hereby undertakes to provide its transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholders' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.	Liabilities

	Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.	Further Undertakings

	The Company undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as the Company is aware, there exists no past, present or future plans, proposals, or undertakings with respect to any underwriter and any selling stockholder.

                          Part II, Page 5



The Company further undertakes to:



 1. File during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:
      a) Include any prospectus required by Section 10 (a)(3) of the Securities Act;
      b) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the Registration Statement; and,
      c) Include any additional or changed material information on the Plan of Distribution.

 2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

 3. File a post effective amendment to remove from registration any securities that remain unsold at the end of the offering.

                               SIGNATURES





      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Connecticut, as of the 3rd day of January, 2000.

                            EURO CAP CORPORATION

                            /s/Baik Suk Kim______
                           by: Baik Suk Kim,
                                Chairman of the Board
                                Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME:                 TITLE:                    DATE SIGNED        SIGNATURE:

BAIK SUK KIM     Director, Chairman of the
                 Board of Directors, Chief
                 Executive Officer           January 3, 2000  /s/Baik Suk Kim

JIN HO KIM       President, Director         January 3, 2000  /s/Jin Ho Kim

JEONG JA YOON    Chief Financial Officer     January 3, 2000  /s/Jeong Ja Yoon

YONG HO KIM      Director                    January 3, 2000  /s/Yong Ho Kim

BLANK PAGE

Registration Number 000-1102267




                         SECURITIES & EXCHANGE COMMISSION
                              Washington, D.C 20549



                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                      THE SECURITIES ACT OF 1933, AS AMENDED




                               EURO CAP CORPORATION


                                    EXHIBITS



                                 January 5, 1999

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